                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):

                                December 26, 1997




                                  APOGEE, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                 0-24224                     13-3605119
(State or other            (Commission               (I.R.S. Employer
jurisdiction of            File Number)              Identification No.)
incorporation)


1018 West Ninth Avenue
King of Prussia, Pennsylvania                               19406
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code   (610) 992-7670

                                (Not Applicable)
          (Former Name or Former Address, if Changed Since Last Report)



                           Index to Exhibits at Page 5
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Item 5.   Other Events.

                  Apogee, Inc., a Delaware corporation (the "Company"), has determined to divest and discontinue the Company's behavioral group practice operations. In connection therewith, on December 26, 1997, the Company and certain wholly owned subsidiaries of the Company (the "Subsidiaries"), entered into an agreement (the "Purchase Agreement") with PsychPartners, L.L.C., an Alabama limited liability company ("PsychPartners"), and its subsidiaries, PsychPartners, Inc., a Delaware corporation, and PsychPartners MidAtlantic,
Inc., a Delaware corporation (collectively, "Purchasers"), to sell to the Purchasers substantially all of the assets related to 92 behavioral health centers (the "Centers") owned, managed or operated by the Company and the Subsidiaries and all of the capital stock of one wholly owned subsidiary of the Company for total consideration consisting of (a) $27,000,000 in cash, (b) a warrant to purchase up to 400,000 common units of PsychPartners, at a purchase price of $.05 per common unit (the "Warrant") and (c) the assumption of certain liabilities and obligations of the Company and the Subsidiaries related to the Centers (the "Transaction"). The Warrant is subject to certain adjustments which could result in the reduction in the number of common units covered by the Warrant based on the future financial performance of selected Centers for the one year period subsequent to the date of closing of the Transaction. The Transaction is subject to the approval of the holders of a majority of the shares of the Company's common stock, $.01 par value per share ("Company Common Stock"). Certain officers and directors of the Company and
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their affiliates, representing approximately 40.1% of the issued and outstanding shares of Company Common Stock, have agreed to vote in favor of the Transaction. Subject to satisfaction of this condition and certain other conditions set forth in the Purchase Agreement, the Transaction is expected to close during the first quarter of 1998. The amount of the consideration was arrived at through arms-length negotiations between the parties.

                  The Company engages in the business of providing behavioral health services and managed care behavioral health services. After the Transaction, the Company will continue to operate its Integra business which provides a full array of managed care behavioral health services.

             For additional information regarding the Transaction, reference is made to the Purchase Agreement, which is included in Exhibit 2 to this Current Report on Form 8-K.

                  On December 30, 1997, the Company announced plans to divest or discontinue the operations of its remaining 18 outpatient behavioral health centers (the "Remaining Centers") not included in the Transaction. The Remaining Centers are located in the states of California, Washington, Arizona and Nevada.

Item 7.  Financial Statements and Exhibits

                  (c)  Exhibits:

                  The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               APOGEE, INC.


                                               By /S/ Mark Gibson
                                                  --------------------
                                                  Name:  Mark Gibson
                                                  Title: Corporate Controller
                                                         and Chief Accounting
                                                         Officer


Dated: January 9, 1998

                                Index to Exhibits

    Exhibit                                                                Sequential
    Number                         Description                            Page Location
    ------                         -----------                            -------------
       2.          Agreement of Purchase and Sale (the
                   "Purchase Agreement") dated as of
                   December 26, 1997 by and among
                   PsychPartners, Inc., a Delaware
                   corporation, PsychPartners
                   MidAtlantic, Inc., a Delaware
                   corporation, and PsychPartners,
                   L.L.C., an Alabama limited
                   liability company; and Apogee of
                   Pennsylvania, Inc., a Delaware
                   corporation, Apogee of Tennessee,
                   Inc., a Tennessee corporation,
                   Winston Clinics, Inc., a Wisconsin
                   corporation, DOC Systems, Inc., a
                   District of Columbia corporation,
                   Family Social and Psychotherapy
                   Services, Inc., a Wisconsin
                   corporation, Apogee Services, Inc.,
                   a Delaware corporation, Apogee of
                   Maryland, Inc., a Maryland
                   corporation, Associated Mental
                   Health Services. Ltd., an Illinois
                   corporation, Psychiatric
                   Associates, Inc., a Florida
                   corporation, Psychogeriatric
                   Consultants, Inc., a Maryland
                   corporation, Naperville
                   Psychiatric, Inc., an Illinois
                   corporation, Apogee of Northern
                   Florida, Inc., a Florida
                   corporation, Family Social and
                   Psychological Services, L.L.C., a
                   Wisconsin limited liability
                   company, AHS of Rhode Island, Inc.,
                   a Rhode Island corporation,
                   Woodmont Psychiatric Associates,
                   Inc., a Maryland corporation, AGP
                   Acquisition, Inc., a Delaware
                   corporation, and Apogee, Inc., a
                   Delaware corporation.  The exhibits
                   and schedules to the Purchase
                   Agreement are not filed as a part of
                   this Current Report on Form 8-K.  The
                   Registrant undertakes to furnish
                   supplementally a copy of any
                   omitted exhibit or schedule to the
                   Commission upon request.

      99.          Press release dated December 30,
                   1997.